Exhibit 10.4

THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, NOR REGISTERED OR QUALIFIED UNDER ANY STATE SECURITIES LAWS. SUCH SECURITIES MAY NOT BE OFFERED FOR SALE, SOLD, DELIVERED AFTER SALE, TRANSFERRED, PLEDGED, OR HYPOTHECATED UNLESS QUALIFIED AND REGISTERED UNDER APPLICABLE STATE AND FEDERAL SECURITIES LAWS OR UNLESS, IN THE OPINION OF COUNSEL REASONABLY SATISFACTORY TO THE COMPANY, SUCH QUALIFICATION AND REGISTRATION ARE NOT REQUIRED. ANY TRANSFER OF THE SECURITIES REPRESENTED BY THIS NOTE IS FURTHER SUBJECT TO OTHER RESTRICTIONS, TERMS AND CONDITIONS WHICH ARE SET FORTH HEREIN.

Principal Amount: $350,000	Issue Date: May 13, 2021

Sugarmade, Inc.

PROMISSORY NOTE

Holder: Manuel Rivera

FOR VALUE RECEIVED, pursuant to the terms and conditions of this Promissory Note (this “Note”), Sugarmade, Inc., a Delaware corporation (the “Company”), hereby promises to pay to the order of holder as named above (the “Holder”), on the third anniversary of the Issue Date as set forth above (the “Issue Date”) or earlier as required pursuant to the terms herein (as applicable, the “Maturity Date”), the Principal Amount as set forth above (the “Principal Amount”), and to pay interest on the outstanding Principal Amount at the rate of five percent (5%) per annum, simple interest, in each case to the extent that this Note and the Principal Amount and any accrued interest hereunder (as the same may be adjusted herein, the “Indebtedness”) has not been reduced or repaid prior to the Maturity Date as set forth herein.

This Note is entered into pursuant to the closing of the transactions as contemplated in the Merger Agreement and Plan of Merger, dated as of May 12, 2021 by and among (i) the Company, (ii) S-L Merger Sub, Inc., a California corporation and a wholly owned subsidiary of the Company, (iii) Lemon Glow Company, a California corporation (“Lemon Glow”) and (iv) Ryan Santiago (the “Merger Agreement”) and is subject to the terms and conditions thereof.

This Note is not a certificate of deposit or similar obligation of, and is not guaranteed or insured by, any depository institution, the Federal Deposit Insurance Corporation, the Securities Holder Protection Corporation or any other governmental or private fund or entity.

The following terms shall apply to this Note:

Section 1. Definitions. Defined terms used herein without definition have the meanings given them in the Merger Agreement.

Section 2. Interest; Payment; Prepayment; Reduction of Indebtedness.

(a) Interest on this Note shall commence accruing on the Issue Date, computed on the basis of a 365-day year and the actual number of days elapsed, and shall accrue on a simple interest, non-compounded basis, at a rate of five percent (5%) per annum, and shall be added to the Principal Amount on the Maturity Date or such earlier date as the Indebtedness may be paid hereunder or may be due hereunder pursuant to the terms herein, at which time all Indebtedness shall be due and payable. In the event that any amount due hereunder is not paid as and when due, such amounts shall accrue interest at the rate of 10% per year, simple interest, non-compounding, until paid.

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(b) The Company shall redeem and pay this Note and any accrued but unpaid interest in thirty-six (36) equal monthly installments of the Principal Amount, plus accrued and unpaid interest added thereto, commencing on the first monthly anniversary of the Issue Date, and on each monthly anniversary thereafter, and being payable on the first Business Day following each such anniversary date.

(c) The Company and the Holder acknowledge and agree that, pursuant to the provisions of the Merger Agreement, the Company Shareholders may become obligated to pay to any Parent Indemnified Party certain indemnification amounts pursuant to the indemnity provisions set forth in the Merger Agreement, and that, in such event, the Indebtedness hereunder shall be automatically reduced by the dollar amount of such payment obligations of the Holder and the amortization schedule as set forth in Section 2(b) shall be equitably adjusted such that any remaining payments are proportionally reduced.

(d) The Company may prepay all or any portion of the Indebtedness at any time without penalty.

Section 3. Default.

(a) Event(s) of Default. Each of the following constitutes an event of default (“Event of Default”) under this Note:

(i)	Payment Default. The Company fails to make any payment when due under this Note.

(ii)	Breach of Representations of Warrants. Any warranty or representation of the Company made in Merger Agreement is false in any material respect at the time made.

(iii)	Insolvency. (i) The occurrence of the dissolution of Company, or the termination of Company’s existence as a going business, or (ii) if the Company shall (1) apply for or consent to the appointment of, or the taking of possession by, a receiver, custodian, trustee or liquidator; (2) make a general assignment for the benefit of the Company’s creditors; or (3) commence a voluntary case under the U.S. Bankruptcy Code as now and hereafter in effect, or any successor statute.

(iv)	Creditor or Forfeiture Proceedings. A proceeding or case shall be commenced, without the application or consent of the Company, in any court of competent jurisdiction, seeking (1) liquidation, reorganization or other relief with respect to the Company or its assets or the composition or readjustment of its debts, or (2) the appointment of a trustee, receiver, custodian, liquidator or the like of any substantial part of the Company’s assets, and, in each case, such proceedings or case shall continue undismissed, or an order, judgment or decree approving or ordering any of the foregoing shall be entered and continue unstayed and in effect, for a period of 60 days, if in the United States, or 90 days, if outside of the United States; or an order for relief against the Company shall be entered in an involuntary case under any bankruptcy, insolvency, composition, readjustment of debt, liquidation of assets or similar Law of any jurisdiction.

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(b) Effect of Default. Upon the occurrence of an Event of Default and receipt by the Company of notice thereof by the Holder, the Company shall have thirty (30) days thereafter to cure the Event of Default. Holder may, but shall not be obligated, to consult with the Company as to whether to attempt to enter into a work-out arrangement with the Company with respect to the Event of Default. If the Event of Default is not cured within the Cure Period, or the Company and the Holder have not come to an alternate agreement pursuant to the preceding sentence, the Holder may, upon notice to the Company, (i) declare all or any portion of the then outstanding Indebtedness due and payable, and the Note and the Indebtedness shall thereupon become, immediately due and payable in cash and (ii) the Holder shall have the right to pursue any other remedies that the Holder may have under applicable law.

Section 4. Miscellaneous.

(a) Notices. Any and all notices or other communications or deliveries to be provided hereunder shall be given in accordance with the provisions of the Merger Agreement.

(b) Lost or Mutilated Note. If this Note shall be mutilated, lost, stolen or destroyed, the Company shall execute and deliver, in exchange and substitution for and upon cancellation of a mutilated Note, or in lieu of or in substitution for a lost, stolen or destroyed Note, a new Note so mutilated, lost, stolen or destroyed, but only upon receipt of evidence of such loss, theft or destruction of this Note, and of the ownership hereof reasonably satisfactory to the Company.

(c) Governing Law. This Note, and all matters based upon, arising out of or relating in any way to this Note, including all disputes, claims or causes of action arising out of or relating to this Note as well as the interpretation, construction, performance and enforcement of this Note, shall be governed by the laws of the United States and the State of California, without regard to any jurisdiction’s conflict-of-laws principles.

(d) Incorporation of Provisions. The provisions of Article XII of the Merger Agreement (General Provisions) shall apply to this Note as though fully set forth herein, provided that each reference therein to the “Agreement” shall be deemed a reference to this Note. In the event of any conflict between the terms of the Merger Agreement and the terms of this Note, the terms of this Note shall control.

(e) Next Business Day. Whenever any payment or other obligation hereunder shall be due on a day other than a Business Day, such payment shall be made on the next succeeding Business Day.

(f) Entire Agreement; Amendment. This Note (including any recitals hereto) and the Merger Agreement and the other documents and agreements referenced therein set forth the entire understanding of the parties with respect to the subject matter hereof. Other than as set forth in Section 2(c), this Note may not be amended other than in a written amendment executed by the Company and the Holder.

(g) Assignment. Subject to compliance with all applicable securities laws, this Note may be assigned by either the Company or the Holder upon written notice to the other.

(h) Currency. All dollar amounts are in U.S. dollars.

[SIGNATURE PAGE FOLLOWS]

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IN WITNESS WHEREOF, the undersigned has executed this Note as of the Issue Date.

Sugarmade, Inc.

By:	/s/ Jimmy Chan
Name:	Jimmy Chan
Title:	Chief Executive Officer

Agreed and accepted:

Holder name: Manuel Rivera

By:	/s/ Manuel Rivera
Name:	Manuel Rivera

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